UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Seer, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 10, 2026, the following email was distributed to employees of Seer, Inc.

Hi Seer Team,

You may have received a proxy statement (including by email from E*Trade), white proxy card or white voting instruction form from two of our stockholders, Bradley Radoff and Michael Torok, seeking your vote in support of their nominees to our Board at our upcoming Annual Meeting. These materials are not from Seer, and they require no action on your part.

Seer employees who are stockholders of the Company and eligible to vote at the Annual Meeting can expect to receive Seer’s proxy statement (including by email from E*Trade), BLUE proxy card or BLUE voting instruction form in the next few days. Our Board unanimously recommends that you vote using these materials “FOR” the election of each of Seer’s seven highly qualified director nominees.

If you have previously voted using a white proxy card or voting instruction form, you will still have the ability to change your vote prior to the Annual Meeting. To change your vote, simply vote again via the Internet or by telephone by following the instructions set forth on your BLUE proxy card or voting instruction form as soon as you receive it.

If you have any questions related to proxy voting or solicitation materials you may have received, you can contact our proxy solicitation firm, Innisfree M&A Incorporated, at (877) 456-3524.

Thank you for all that you do for Seer each and every day.

Sincerely,

Omid